NI Holdings, Inc. Files Results for Fourth Quarter and Year Ended December 31, 2018

FARGO, North Dakota, March 13, 2019 – NI Holdings, Inc. (NASDAQ: NODK) today reported its financial results for the year ended December 31, 2018.

The Company reported a 9.1 percent increase in net earned premiums for the year ended December 31, 2018 compared to 2017, and net income attributable to NI Holdings rose to $31.1 million compared to $16.0 million a year ago. The total equity for NI Holdings stood at $275.8 million as of December 31, 2018.

NI Holdings 12M and Q4 2018 key financial details:

Dollars in thousands, except earnings per share (audited)

	12M 2018	12M 2017	Change	Q4 2018	Q4 2017	Change
Net income attributable to NI Holdings	$31,081	$15,991	+94.4%	$14,889	$13,906	+7.1%
Direct written premiums (1)	$225,223	$195,238	+15.4%	$51,149	$36,182	+41.4%
Net earned premiums	$195,720	$179,464	+9.1%	$54,795	$48,477	+13.0%
Loss and LAE ratio (2)	60.8%	68.4%	-7.6 pts	40.3%	39.5%	+0.8 pts
Expense ratio (3)	28.0%	24.8%	+3.2 pts	29.7%	26.6%	+3.1 pts
Combined ratio (4)	88.8%	93.1%	-4.3 pts	70.0%	66.1%	+3.9 pts
Return on average equity	11.8%	7.9%	+3.9%	22.1%	22.8%	-0.7 pts
Basic earnings per share	$1.39	$0.71	$0.68	$0.67	$0.62	$0.05
Shareholders’ equity	$275,753	$255,573	+7.9%	$275,753	$255,573	+7.9%

(1) Direct written premiums is a non-GAAP financial measure, representing the amount of insurance premiums purchased by policyholders during the period.
(2) Loss and LAE ratio is a non-GAAP financial measure. It equals losses and loss adjustment expenses, divided by net premiums earned.
(3) Expense ratio is a non-GAAP financial measure. It equals amortization of deferred policy acquisition costs and other underwriting and general expenses, divided by net premiums earned.
(4) Combined ratio is a non-GAAP financial measure. It equals losses and loss adjustment expenses, amortization of deferred policy acquisition costs, and other underwriting and general expenses, divided by net premiums earned.

“We are very pleased with our results for 2018,” said Michael J. Alexander, President and CEO. “Favorable growing conditions resulted in low loss experience in our crop insurance business, which also resulted in additional ceding of multi-peril crop insurance premiums back to the federal government due to the risk-sharing provisions of our contract under the federal crop insurance program. Weather-related losses for the year, especially fourth quarter, were also below our expectations, resulting in better loss experience for our homeowners line of business. However, some larger losses, both weather and non-weather related, caused an increase to the loss ratio for our farmowners business.”

“The frequency and severity of losses increased for our private passenger auto segment, causing a decrease in earnings for that line of business. However, our non-standard auto business reported improved results in 2018 over the prior year, in both Primero and our newly acquired Direct Auto business. Finally, our assumed reinsurance lines are performing better in 2018 as we did not experience the large hurricane losses and we experienced lower losses from wildfires when compared to 2017.”

“We completed the acquisition of Direct Auto on August 31, 2018, and the first four months of results for that business have been positive. The acquisition itself included a one-time bargain purchase gain of $4,578 reported in third quarter, while the new subsidiary contributed $14,178 of revenues and $2,979 of net income to the 2018 consolidated results. The Direct Auto business model is expected to have a lower loss and LAE ratio and a higher expense ratio than our other blocks of business.”

“The increase in our written premiums is a result of the continued growth in our policies inforce and the rate adjustments implemented to ensure that we are getting the proper premiums for the risks we are insuring. Net earned premiums reflect a higher ceding of multi-peril crop insurance premiums back to the federal government due to the risk-sharing provisions of our contract under the federal crop insurance program.”

“Our overall loss and LAE ratio reflects improvements in our non-standard auto, homeowners, crop, and assumed reinsurance blocks of business. Our overall expense ratio has increased from last year, due to higher acquisition costs related to the increase in written premiums, additional expenses at the holding company, and a higher expense ratio in the new Direct Auto business.”

Current year net income is also improved due to a decrease in the effective tax rate as a result of the enactment of the Tax Cuts and Jobs Act of 2017 (“TCJA”). The TCJA was signed into law on December 22, 2017. In addition to other provisions, the TCJA lowered the federal corporate income tax rate from 35% to 21% effective January 1, 2018.

Shareholders’ equity increased $20,180 from December 31, 2017 to December 31, 2018. Net income of $31,081 was partially offset by substantial decreases in our accumulated other comprehensive income due to a general decline in the overall stock market during 2018. The Company repurchased 191,265 shares of common stock for $2,996 during 2018.

Earnings Conference Call

The Company will not hold an earnings conference call for fourth quarter 2018. Our Annual Report on Form 10-K as filed with the SEC is available on the Company’s website at http://www.niholdingsinc.com. Our latest Financial Supplement is also available on the Company’s website.

Non-GAAP Financial Measures

NI Holdings evaluates its insurance operations in the way it believes will be most meaningful and representative of its business results. Some of these measurements are “non-GAAP financial measures” under Securities and Exchange Commission rules and regulations. GAAP is the acronym for “accounting principles generally accepted in the United States of America”. The non-GAAP financial measures that NI Holdings presents may not be compatible to similarly-named measures reported by other companies. The non-GAAP financial measures described in this press release are used widely in the property and casualty insurance industry.

About the Company

NI Holdings, Inc. is an insurance holding company. The company is a North Dakota business corporation that is the stock holding company of Nodak Insurance Company and became such in connection with the conversion of Nodak Mutual Insurance Company from a mutual to stock form of organization and the creation of a mutual holding company. The conversion was consummated on March 13, 2017. Immediately following the conversion, all of the outstanding shares of common stock of Nodak Insurance Company were issued to Nodak Mutual Group, Inc., which then contributed the shares to NI Holdings in exchange for 55% of the outstanding shares of common stock of NI Holdings. Nodak Insurance Company then became a wholly-owned stock subsidiary of NI Holdings.

NI Holdings completed the acquisition of Direct Auto Insurance Company on August 31, 2018, which is a wholly-owned stock subsidiary of NI Holdings.

Nodak Insurance Company owns American West Insurance Company and Primero Insurance Company. Nodak Insurance Company also manages Battle Creek Mutual Insurance Company and reinsures 100% of the risk on all insurance policies issued by Battle Creek. NI Holdings’ financial statements are the consolidated financial results of NI Holdings; Nodak Insurance, including Nodak Insurance’s wholly-owned subsidiaries American West and Primero, and its affiliate Battle Creek; and Direct Auto.

Safe Harbor Statement

Some of the statements included in this news release, particularly those anticipating future financial performance, business prospects, growth and operating strategies, and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss adjustment expense reserves, business and economic conditions, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time, and other risks we describe in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K, as filed with the SEC.

Investor Relations Contacts:
Brian Doom

Executive Vice President and Chief Financial Officer
701-298-4200
bdoom@nodakins.com

Timothy J. Milius, CPA

Vice President, Finance
701-298-4275
tmilius@nodakins.com

Media Contact:
Beth DuFault
701-298-4282
bdufault@nodakins.com